Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of Goody’s Family Clothing, Inc.
to
GF Acquisition Corp.
an affiliate of
GMM Capital LLC
and
Prentice Capital Management, LP
(Not to be used for Signature Guarantees)
        This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, no par value per share (the “Shares”), of Goody’s Family Clothing, Inc., a Tennessee corporation (“Share Certificates”) are not immediately available; (b) time will not permit all required documents to reach Computershare Shareholder Services, Inc. (the “Depositary”) on or prior to the Expiration Date (as defined in Section 1 of “The Tender Offer” of the Offer to Purchase (as defined below)); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of “The Tender Offer” of the Offer to Purchase.
The Depositary for the Offer Is:
Computershare Shareholder Services, Inc.
By Facsimile Transmission
(For Eligible Institutions Only)
(617) 360-6912
Confirm by Telephone:
(781) 575-3839

By Mail:	By Hand:	By Overnight Courier:
Computershare	Computershare	Computershare
Attn. Corporate Actions	Attn. Corporate Actions	Attn. Corporate Actions
PO Box 43014	14 Battery Place, 11th Floor	250 Royall St
Providence, RI 02940-3014	New York, NY 10004	Canton, MA 02021
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
The Guarantee on the Reverse Side Must Be Completed.

Ladies and Gentlemen:
      The undersigned hereby tender(s) to GF Acquisition Corp., a Tennessee corporation, a wholly owned subsidiary of GF Goods Inc. and an affiliate of GMM Capital LLC and Prentice Capital Management, LP, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 10, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of “The Tender Offer” of the Offer to Purchase.
Number of Shares:

Certificate No.(s) (If Available):

Check this box if Shares will be delivered by book-entry transfer:
Account No.

Date:                                                    , 2005
Name(s) of Holders:

(Please Type or Print)
Address(es):

(Zip Code)
Daytime Area Code and Telephone Number:

Signature(s) of Holders:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an “Eligible Institution”), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Depositary’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.
      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature
Address:

Zip Code
Title:

Name:

Please Type or Print
Area Code and Telephone No.

Date:                                                                             , 2005

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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